As filed with the Securities and Exchange Commission on May 7, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-0781620
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Baxter Parkway

Deerfield, Illinois 60015

(224) 948-2000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Baxter International Inc.

Amended and Restated 2021 Incentive Plan

(Full Title of the Plan)

Ellen K. Bradford

Senior Vice President Corporate Secretary

Baxter International Inc.

One Baxter Parkway

Deerfield, Illinois 60015-4633

(224) 948-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) is being filed in order to register an additional 40,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”), of Baxter International Inc., a Delaware corporation (the “Registrant”), that may be issued under the Baxter International Inc. Amended and Restated 2021 Incentive Plan, as amended and restated effective May 7, 2024 (the “Plan”), which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on May 4, 2021 (Registration No. 333-255767), which is hereby incorporated by reference.

These shares of Common Stock consist of 40,000,000 shares of Common Stock that have become newly reserved for issuance under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission (File No. 001-04448) are hereby incorporated by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 8, 2024;

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Commission on May 2, 2024;

(c) The Registrant’s Current Report on Form 8-K filed with the Commission on March 21, 2024; and

(d) The description of the Registrant’s Common Stock, par value $1.00 per share, registered under Section  12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (incorporated by reference to Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 17, 2020), and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules) which indicates that all shares of Common Stock covered by this Registration Statement have been sold or which deregisters all such shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of Baxter International Inc., dated May 7, 2024 (filed herewith).

3.2	Amended and Restated Bylaws, dated May 6, 2023 (incorporated by reference to Exhibit 3.1 to Baxter International Inc.’s Current Report on Form 8-K, filed on May 9, 2023).

4.1	Description of Securities Registered Under Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.9 to Baxter International Inc.’s Annual Report on Form 10-K, filed on March 17, 2020).

4.2	Baxter International Inc. Amended and Restated 2021 Incentive Plan (incorporated by reference to Appendix A to Baxter International Inc.’s Definitive Proxy Statement on Schedule 14A, filed on March 25, 2024).

5.1	Opinion of Winston & Strawn LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on May 7, 2024.

BAXTER INTERNATIONAL INC.

/s/ José E. Almeida
José E. Almeida
Chair, President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and/or officers of the Registrant whose individual signature appears below hereby appoints Joel T. Grade, the Registrant’s Executive Vice President and Chief Financial Officer, David S. Rosenbloom, the Registrant’s Executive Vice President and General Counsel and Ellen K. Bradford, the Registrant’s Senior Vice President and Corporate Secretary, and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ José E. Almeida José E. Almeida	Chair, President and Chief Executive Officer (Principal Executive Officer and Director)	May 7, 2024

/s/ Joel T. Grade Joel T. Grade	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2024

/s/ Brian C. Stevens Brian C. Stevens	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	May 7, 2024

/s/ William A. Ampofo II	Director	May 7, 2024
William A. Ampofo II

/s/ Patricia B. Morrison Patricia B. Morrison	Director	May 7, 2024

/s/ Stephen N. Oesterle, M.D. Stephen N. Oesterle, M.D.	Director	May 7, 2024

/s/ Stephen H. Rusckowski Stephen H. Rusckowski	Director	May 7, 2024

/s/ Nancy M. Schlichting Nancy M. Schlichting	Director	May 7, 2024

/s/ Brent Shafer Brent Shafer	Director	May 7, 2024

/s/ Cathy R. Smith Cathy R. Smith	Director	May 7, 2024

/s/ Amy A. Wendell Amy A. Wendell	Director	May 7, 2024

/s/ David S. Wilkes, M.D. David S. Wilkes, M.D.	Director	May 7, 2024

/s/ Peter M. Wilver Peter M. Wilver	Director	May 7, 2024